25


As filed with the Securities and Exchange Commission November 20,
1996/ File No. 333-08615

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                 Post-Effective Amendment No. 1

                 HEADWAY CORPORATE RESOURCES, INC.
             (Formerly AFGL International, Inc.)</R
     (Exact name of registrant as specified in its charter)



   Delaware                                                   75-
2134871
(State   or  other  jurisdiction                          (I.R.S.
Employer
of            incorporation           or            organization)
Identification No.)

                  850 Third Avenue, 11th Floor
                       New York, NY  10022
                         (212) 508-3560
(Address and telephone number of registrant's principal offices)

            Barry S. Roseman, Chief Operating Officer
               Headway Corporate Resources, Inc.
                  850 Third Avenue, 11th Floor
                       New York, NY 10022
                         (212) 508-3560
    (Name, address and telephone number of agent for service)

                           Copies to:

                      Mark E. Lehman, Esq.
                 Lehman, Jensen & Donahue, L.C.
                   8 East Broadway, Suite 620
                    Salt Lake City, UT  84111
                         (801) 532-7858

Approximate date of commencement of proposed sale to the  public:
As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to a dividend reinvestment plan, please check the following box. [ ]

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title    of  Amount    to Proposed     Proposed      Amount of
each         be           maximum      maximum       registratio
class of     Registered   offering     aggregate     n fee
securities                price        offering         (3)
to       be               per    share price(2)
registered                (2)
Common       3,364,711(1  $3.37566     $11,355,899   $3,915.83
Stock        )                         .63

(1) The shares registered are issuable on conversion or exercise of outstanding securities. The number of shares so issuable will vary based on the market price of the Company's Common Stock. Additional shares are being registered to take into account variations in the number of shares issuable. The amount registered also includes an indeterminate number of shares of common stock that may be issuable by reason of stock splits, stock dividends, or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of determining the registration fee. Based upon the average of the high and low sales prices of the Company's Common Stock as reported in the NASDAQ SmallCap Market for July 17, 1996, pursuant to Rule 457(c).

   (3)  Previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.]

                                        SUBJECT   TO  COMPLETION:
NOVEMBER 20, 1996

PROSPECTUS

                        3,364,711 Shares

                 HEADWAY CORPORATE RESOURCES, INC.
             (Formerly AFGL International, Inc.)

                          Common Stock
                  (Par value $.0001 per share)

         This Prospectus relates to 3,364,711 shares of Common Stock, $.0001 par value per share (hereinafter referred to as "Shares" or "Common Stock"), of Headway Corporate Resources, Inc. (the "Company"). Included in the Shares are (i) approximately 2,000,000 Shares issuable on conversion of the Company's Series D Convertible Preferred Stock, (ii) approximately 160,000 Shares issuable at the election of the Company in payment of accrued dividends on conversion of the Series D Convertible Preferred Stock, (iii) approximately 500,000 Shares issuable on exercise of warrants the Company is obligated to issue on conversion of the Company's Series D Convertible Preferred Stock (the "Series D Warrants"), (iv) 129,711 Shares issuable on exercise of warrants issued by the Company in 1993 (the "1993 Warrants"), and (v) 575,000 Shares issuable on exercise of warrants (the "Series E Warrants") issued by the Company to purchase shares of Series E Convertible Preferred Stock, each share of which is convertible into one share of Common Stock.

      All of the Shares offered hereunder will be acquired by certain stockholders (the "Selling Stockholders") of the Company as described herein. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders but has agreed to bear certain expenses of registration of the Shares. See "Selling Stockholders" and "Plan of Distribution."

      The Shares may be re-offered by the Selling Stockholders in transactions for their own account (which may include block transaction) in the over-the-counter market, negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through underwriters, agents or broker-dealers, and such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom such underwriters, agents or broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Shares may be offered from time to time following the date of this Prospectus, subject to the right of the Company to suspend (and later resume) the distribution of Shares hereunder as required by law or upon the advice of counsel (regarding violations of law or regulations). See "Selling Stockholders."

      The Selling Stockholders, any agents or brokers executing sales orders on behalf of Selling Stockholders, and dealers to whom the Shares may be sold, may, under certain circumstances, be considered "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements among the Company and the Selling Stockholders.

         The Company's Common Stock is traded in the over-the-counter market and price quotations are listed in the NASDAQ SmallCap Market under the symbol HDWY. On November 18, 1996, the last reported sale price of the Common Stock, as reported in the NASDAQ SmallCap Market, was $3.375 per share.

      Investors should carefully consider the material risks set forth under the caption "Risk Factors."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus is ___________________, 1996

                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Northeast Regional Office, Suite 1300, Seven World Trade Center, New York, New York 10048; and Midwest Regional Office, Suite 1400, 500 W. Madison Street, Chicago Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates.

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus constitutes a part of the Registration Statement. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       There  are  hereby  incorporated  by  reference  in   this
Prospectus the following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act:

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

         2.   The Company's Quarterly Reports on Form 10-QSB  for
the  fiscal  quarters ended March 31, 1996 (and Amendment  No.  1 thereto), June 30, 1996, and September 30, 1996;

      3.   The Company's Current Report on Form 8-K dated May 31,
1996 (and Amendment No. 1 thereto);

         4.   The  Company's Current Report  on  Form  8-K  dated
September 16, 1996;

         5. The Company's Proxy Statement dated October 4, 1996, for the Annual Meeting of Stockholders held November 6, 1996;
and

         6. The description of the Company's Common Stock contained in its Proxy Statement dated October 4, 1996, for the Annual Meeting of Stockholders held November 6, 1996.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus.
Requests for such copies should be directed to Julie Risi, Investor Relations, Headway Corporate Resources, Inc., 850 Third Avenue, 11th Floor, New York, NY 10022, telephone number: 212-508-3560.

                           THE COMPANY

          Headway Corporate Resources, Inc., formerly AFGL International, Inc. ("the Company"), is a provider of human resource management and strategic advisory services in the United States and overseas. The Company provides these services through its wholly-owned subsidiaries, Headway Corporate Staffing Services, Inc. ("Headway"), Whitney Partners, Inc. ("Whitney"), and Furash & Company, Inc. ("Furash"). Headway was formed in 1996 to acquire Irene Cohen Temps, Inc., Corporate Staffing Alternatives, Inc., Certified Technical Staffing, Inc., and the operating assets of Irene Cohen Personnel, Inc. (collectively the "IC Group"), which was completed in May 1996. In October 1996, Headway acquired the assets of Vogue Personnel Services, Inc., of New York City ("Vogue"), which have been incorporated in Headway's staffing services business. Whitney conducts operations in Europe through its wholly-owned subsidiary, The Whitney Group (Europe) Limited, based in London, which also operates through an office in Hong Kong. Whitney also maintains an office in Japan.

         On  November 6, 1996, the stockholders  of  the  Company
approved a change in the state of incorporation of the Company from Nevada to Delaware through a merger of the Company (then AFGL International, Inc., a Nevada corporation) into Headway Corporate Resources, Inc., a Delaware corporation formed for that purpose. Documents of merger were filed with the states of
Nevada and Delaware on November 7, 1996, so that the change in domicile is completed and the Company is now a Delaware corporation with a new name, Headway Corporate Resources, Inc. In the merger, all outstanding capital shares were exchanged on a one share for one share basis, and the only change in the capital of the Company was reduction of the par value for all capital shares to $0.0001 per share. Hereinafter, the term "Company" shall refer collectively to Headway Corporate Resources, Inc., Headway (including its subsidiaries), Whitney, and Furash, unless the context otherwise indicates.

      The human resource management services of the Company provide businesses with staffing solutions and alternatives to the complexities and high costs related to employment and human resources. The Company offers a broad range of employment-related services consisting of human resource administration (including temporary and permanent placement services), executive search services, employment regulatory compliance management, workers' compensation coverage, health care, and other employee benefits. The Company believes its services assist businesses in: (i) locating and employing persons who will contribute to the owners' business; (ii) meeting temporary staffing needs as they arise in the business; (iii) managing escalating costs associated with workers' compensation, health insurance coverage, workplace safety programs, and employee-related litigation; (iv) providing 1099 consultants with competitive health care and related benefits that are more characteristic of large employers; and (v) reducing the time and effort required of business management to deal with the increasingly complex legal and regulatory environment affecting employment

         The Company has traditionally focused its services, and marketing effort for such services, on the financial services industry consisting of investment banking firms, broker-dealers, banks, and similar finance institutions. The Company intends to continue to focus on this industry in the foreseeable future. The acquisition of the IC Group and Vogue by Headway in 1996 will enable the Company to further develop this core business. The long term plan of the Company is to expand its services to the financial services industry throughout the United States.

      The Company's May 1996 acquisition of the IC Group was a major step in establishing the Company as a full-service staffing company serving the financial services industry, and marked the Company's entrance into the temporary staffing industry. Based on a market study obtained by the Company, the temporary staffing industry is experiencing growth in revenues and earnings. Gross revenues in the industry grew from $20 billion in 1991 to $40 billion in 1995, representing a compounded annual growth rate of approximately 19%. It is estimated that this industry will grow at an annual average rate of approximately 11% through the year 2000. This growth is attributable to a trend among employers to control costs by reducing the number of employees and relying on human resource management firms to provide temporary workers and consultants as needed to satisfy staffing requirements as they fluctuate between the peaks and valleys of the business cycle.

      The temporary placement, permanent placement, and employee management services of Headway are provided primarily to clients in New York City and surrounding areas. Whitney focuses on placement services for middle and upper sales and management level positions in the finance industry, and provides this service in the United States, Japan, Europe, and Hong Kong.

      Management and strategic advisory services are offered by the Company in the United States through Furash, which is based in Washington, D.C. These services are provided by Furash primarily to banks, thrifts, and holding companies ranging in size from $1 billion to $100 billion in assets; mortgage banks; investment and brokerage firms; law firms with financial services clients; private investors; insurance companies; regulatory agencies;  trade  associations  representing  the  industry;  new
groups  entering  the  industry; and  international  firms.   The
Company advises its clients on all aspects of the financial services industry, including client operations, new products and services, marketing of products and services, cost containment strategies, mergers and acquisitions, turnaround of troubled institutions, technology and information planning, and regulatory developments and trends.

      The  principal  offices of the Company are located  at  850
Third Avenue, New York, New York, 10022, where its telephone number is (212) 508-3560.

                          RISK FACTORS

Government Regulations

      The Company's operations are affected by numerous federal, state and local laws relating to labor, tax, insurance and employment matters. By entering into an employment relationship with employees who work at client company locations ("worksite employees"), the Company assumes certain obligations and responsibilities of an employer under these laws, which are subject to varying interpretations. Uncertainties arising under the Internal Revenue Code of 1986, as amended (the "Code") include, but are not limited to, the qualified tax status and favorable tax status of certain benefit plans provided by the Company and other alternative employers and the status of 1099 worksite employees provided on a temporary basis. The unfavorable resolution of these unsettled issues could have a material adverse effect on the Company's results of operations and financial condition.

      The Internal Revenue Service is conducting a Market Segment Study of the professional employer organization industry, focusing on selected members of that industry (not including the Company), in order to examine the relationships among provider organizations, worksite employees, and owners of client companies. The Company is unable to predict the timing or nature of the findings of the Market Segment Study or the ultimate outcome of such conclusions or findings, but the result could impose restrictions or new regulations on the business of the Company, adversely affect the current favored tax status of Company employee plans, or disallow the current withholding and reporting practices of the Company, any one or more of which could adversely affect the business of the Company.

Expansion into Additional States

      The Company operates primarily in New York. Future growth of Company operations depends, in part, on its ability to offer its services to prospective clients in additional states. In order to operate effectively in a new state, the Company must obtain all necessary regulatory approvals, achieve acceptance in the local market, adapt its procedures to that state's regulatory requirements and local market conditions, and enhance internal controls that enable it to conduct operations in several locations. The length of time required to obtain regulatory approval to begin operations will vary from state to state, and there can be no assurance that the Company will be able to satisfy licensing requirements or other applicable regulations of any particular state in which it is not currently operating, that it will be able to provide the full range of services currently offered in New York, or that it will be able to operate profitably within the regulatory environment of any state in which it does obtain regulatory approval. The absence of required licenses would require the Company to restrict the services it offers.

Geographic Market Concentration

      The Company's New York operations currently account for a majority of its revenues. Accordingly, while a primary aspect of the Company's growth strategy involves expansion outside of New York for the foreseeable future, a significant portion of the Company's revenues will be subject to economic factors specific to New York. In addition, while the Company believes that its market expansion plans will eventually lessen or eliminate this risk in addition to generating revenue growth, there can be no assurance that the Company will be able to duplicate in other markets the revenue growth and operating results experienced in its New York market.

Effect of Financial Industry Conditions

      The Company offers its services primarily to the financial services industry. During periods of poor performance by the economy and capital markets, members of the financial services industry generally do not develop and market new financial products, do not expand existing services and operations, and do not employ new personnel or require the services of temporary employees. Accordingly, during these periods of poor performance the demand for the Company's services may decrease, which would adversely affect its operations. Since the Company intends to continue its emphasis on the financial services industry, it should be expected that the Company's results of operations for any given year will depend, to a certain extent, on the performance of the financial services industry.

Dependence Upon Employees

      The Company is dependent to a substantial extent upon the continuing efforts and abilities of certain employees. The
Company has negotiated long-term employment agreements with certain employees, but not with all employees who make significant contributions to the Company. The Company possesses key-man life insurance policies on the lives of certain employees. The loss of services of certain employees, including those with employment agreements, could have a material adverse effect upon the Company's financial condition and results of operations, notwithstanding any cash benefits the Company may receive from key-man life insurance.

Financial Condition of Clients

      The Company is obligated to pay the wages and salaries of its worksite employees regardless of whether its clients pay on a timely basis or at all. To the extent that any client experiences financial difficulty, or is otherwise unable to meet its obligations as they become due, the Company's financial condition and results of operations could be materially adversely affected.

Failure to Manage Growth

      The Company intends to pursue internal growth and an acquisition strategy. This growth may place a significant strain on the Company's management, financial, operating, and technical resources. The Company has limited acquisition experience in the human resource management industry, and there can be no assurance that suitable acquisition candidates can be found, that the Company will have or be able to obtain the necessary financing to consummate acquisitions, that acquisitions can be consummated on favorable terms, or that any acquired companies can be successfully integrated into the Company's operations. There can be no assurance that management skills and systems currently in place will be adequate to implement the Company's strategy, and the failure to manage growth effectively or to implement its strategy could have a material adverse effect on the Company's results of operations and financial condition.

Liabilities for Client and Employee Actions

      A number of legal issues remain uncertain with respect to the co-employment arrangements among temporary placement businesses, their clients and worksite employees, including questions concerning the ultimate liability for violations of employment and discrimination laws. The Company's standard client service agreements establish a contractual division of responsibilities for various human resource matters, including compliance with and liability under various governmental regulations. Nevertheless, the Company may be subject to liability for violations of these or other laws despite these contractual provisions, even if it does not participate in such violations. Although such client service agreements generally provide that the client is to indemnify the Company for any liability attributable to the client's failure to comply with its contractual obligations and the requirements imposed by law, the Company may not be able to collect on such a contractual indemnification claim and thus may be responsible for satisfying such liabilities. In addition, worksite employees may be deemed to be agents of the Company, subjecting the Company to liability for the actions of such worksite employees.

Competition and New Market Entrants

     The human resource management industry is highly fragmented, with a very large number of companies providing similar employment services. The Company encounters competition from other employer organizations and from single-service and "fee for service" companies such as payroll processing firms, insurance companies and human resource consultants. In addition, the Company may encounter substantial competition from new market entrants. Some of the Company's current and future competitors may be significantly larger, have greater name recognition and have greater financial marketing and other resources than the Company. There can be no assurance that the Company will be able to compete effectively against such competitors in the future.

                      SELLING STOCKHOLDERS

      The following table provides the names and the number of Shares owned by each Selling Stockholder. Since the Selling Stockholders may sell all, some or none of the Shares that may be offered hereby, no estimate can be made of the aggregate number of Shares that will actually be offered hereby or that will be owned by each Selling Stockholder upon completion of the offering to which this Prospectus relates.

      The Shares offered by the Prospectus may be offered from time to time by the Selling Stockholders named below:

Selling Stockholder   Shares           Percent  Shares     that
                      Beneficially     of       May Be
                      Owned  Prior  to Class    Offered
                      the
                      Offering

Wood   Gundy  London  387,000          5.9      387,000
Ltd.
The  Tail Wind  Fund  727,000          10.5     387,000
Ltd.
Hull Overseas Ltd.    193,500          3.0      193,500

Leibel Stern          109,293          1.7      109,293

Jules Nordlicht       218,546          3.4      218,546

A. Zyskind            154,398          2.4      154,398

Halifax Fund, L.P.    357,314          5.5      357,314

Internationale        575,000          8.5      575,000
Nederlanden
    (U.S.)   Capital
Corporation

Ehud D. Laska         84,856           1.4      64,856

Richard S. Frary      32,428           0.5      32,428

Joel A. Mael          31,177           0.5      31,177

Karen J. Furst        1,250            Nil      1,250


         On June 14, 1996, the Company completed a private placement of Series D Convertible Preferred Stock. The Company sold 80 shares of Series D Convertible Preferred Stock for $4,000,000. Each of the Selling Stockholders listed above, except INCC, Ehud D. Laska, Richard S. Frary, Joel A. Mael, and Karen J. Furst, were purchasers in the private placement. The face value for each share of Series D Convertible Preferred Stock ($50,000), is convertible to Common Stock of the Company at the lesser of $5.210625 or 80% of the market price for the Company's Common Stock on the date of conversion. Dividends are payable on the Series D Convertible Preferred Stock at the rate of 8% per annum. In the event of conversion, the Company may, at its election, issue Common Stock in payment of the dividend. On conversion, the holders of the Series D Convertible Preferred Stock are entitled to receive a warrant to purchase one share of Common Stock for every four shares of Common Stock issued on conversion exercisable on or before May 1, 1999, at an exercise price of $4.25 per share. The amounts reflected in the foregoing table for the Shares owned by the Selling Stockholders who are holders of Series D Convertible Preferred Stock assume that all such preferred stock is converted six months following issuance at an estimated price of $2.00 per Share. Based on this assumption, a total of 2,080,000 Shares would be issued to Selling Stockholders on conversion of the Series D Convertible Preferred Stock (including Shares issued in payment of dividends), and warrants to purchase an additional 500,000 Shares would be issued to such Selling Stockholders.

         In September 1996, Leibel Stern and Jules Nordlicht converted all of their Series D Convertible Preferred Stock to Common Stock, and A. Zyskind converted all but two shares of his Series D Convertible Preferred Stock to Common Stock. In October 1996, the Halifax Fund, L.P., converted two shares of its Series D Convertible Preferred Stock to Common Stock. The foregoing conversions represent $1,900,000 in face value of Series D
Convertible  Preferred  Stock,  and  the  average  price  of  the conversions was $2.92. The figures in the above table for Messrs. Stern, Nordlicht, and Zyskind, and the Halifax Fund, L.P., represent the number of shares of Common Stock held of record, the number of warrants issued on conversion to purchase additional shares of Common Stock, and the estimated number of additional shares of Common Stock issuable on conversion of the remaining shares of Series D Convertible Preferred Stock held, if any, based on the assumptions set forth in the preceding paragraph.

         In connection with the placement of Series D Convertible Preferred Stock, the Company entered into a registration rights agreement in which it agreed to use its best efforts to file a registration statement on Form S-3 covering the shares of Common Stock issuable on conversion of the Series D Convertible Preferred Stock. The Company has complied with that agreement. The Tail Wind Fund Ltd., received a consulting fee in connection with the private placement consisting of $200,000 in cash and warrants to purchase 120,000 shares of the Company's Common Stock exercisable over a period of five years commencing September 1, 1996, at a price of $4.25 per share. The Tail Wind Fund Ltd., holds an additional warrant to purchase 120,000 shares of the Company's Common Stock exercisable over a period of five years commencing June 1, 1996, at a price of $4.25 per share.

     On May 31, 1996, the Company entered into a Credit Agreement with Internationale Nederlanden (U.S.) Capital Corporation ("INCC"). Under the Credit Agreement, INCC made a term loan of $9,000,000 to the Company, and established a $6,000,000 revolving credit facility for the Company. In connection with this financing arrangement, the Company granted to INCC the Series E Warrant to purchase 575,000 shares of Series E Convertible Preferred Stock of the Company at an exercise price of $0.02 per share. The Series E Convertible Preferred Stock is convertible at the election of the holder to Common Stock of the Company at the rate of one share for one share, subject to adjustment based on anti-dilution provisions. The Company also entered into a Registration Rights Agreement with INCC pertaining to the Common Stock of the Company issuable on conversion of the Series E Convertible Preferred Stock. Under the terms of the Registration Rights Agreement, the Company is required to file and keep effective a shelf registration covering the Common Stock issuable to INCC. In the Registration Rights Agreement, INCC agrees not to make any private or public sale of the Common Stock prior to May 31, 1997.

      In July of 1993, the Company entered into a consulting agreement with an investment banking and consulting firm. As partial consideration under the agreement, the Company issued to the consulting firm warrants to purchase 129,711 shares of the Company's Common Stock at an exercise price of $1.25 per share (the "1993 Warrants"). The 1993 Warrants were subsequently transferred to affiliates of the consulting firm; Ehud D. Laska, Richard S. Frary, Joel A. Mael, and Karen J. Furst. Mr. Laska was subsequently elected a director of the Company. In addition, Mr. Laska currently serves as the chairman of the board of a member firm of the National Association of Securities Dealers, Inc. ("NASD"). Messrs. Frary and Mael own stock in a general partner of an NASD member firm.

      For consulting services rendered in connection with the Company's debt and equity financings in 1996, the Company paid to a corporation owned by Mr. Laska and his associate, in equal shares, a total of $582,500 in cash. In addition, the Company granted to Mr. Laska and his associate warrants to purchase 240,000 shares of Common Stock exercisable over a period of four years commencing May 31, 1997, at an exercise price of $4.25 per share.

                      PLAN OF DISTRIBUTION

      The Shares may be sold from time to time by the Selling Stockholders in transactions for their own account (which may include block transactions) in the over-the-counter market, negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through underwriters, agents or broker-dealers, and such underwriters, agents or broker-dealers my receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom such underwriters, agents or broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders, any agents or brokers executing sales orders on behalf of Selling Stockholders, and dealers to whom the Shares may be sold, may, under certain circumstances, be considered "underwriters" within the meaning of the Securities Act, and any commissions received by such underwriters, agents or broker-dealers and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Shares may be offered from time to time following the date of this Prospectus, subject to the right of the Company to suspend (and later resume) the distribution of Shares hereunder as required by law or upon the advice of counsel (regarding violations of law or regulations). At the time a particular offer is made, a Prospectus supplement, if required, will be distributed that sets forth the name or names of underwriters, agents or broker-dealers; the number of Shares involved; any commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and other facts material to the transaction. As of the date of this Prospectus, there are no selling arrangements between the Selling Stockholders and any underwriter, broker or dealer.

      As required by the Registration Rights Agreement with the holders of the Series D Convertible Preferred Stock, the Registration Rights Agreement with the holder of the Series E Warrant and the terms of the 1993 Warrants, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, legal and accounting fees (including legal fees for counsel to the Selling Stockholders) and any printing expenses. The Selling Stockholders will bear all other expenses in connection with this offering, including selling commissions and brokerage fees.

      Pursuant to the terms of their respective agreements, the Company and the Selling Stockholders have agreed to indemnify each other and certain other related parties for certain liabilities  in connection with the registration of  the  Shares,
including  liabilities  under the Securities  Act.   The  Selling
Stockholders and the Company may agree to indemnify any broker-dealer or agent that participates in transactions involving the Shares against certain liabilities, including liabilities under the Securities Act.

                    LEGAL OPINION AND EXPERTS

     The validity of the issuance of the Shares offered hereby is being passed upon for the Company by Lehman, Jensen & Donahue, L.C., counsel to the Company.

        The financial statements of AFGL International, Inc., and subsidiaries as of December 31, 1995, and for each of the fiscal years in the two-year period ended December 31, 1995, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, have been so included in reliance on the report of Moore Stephens, P.C. (formerly Mortenson and Associates, P.C.), independent accountants, given on the authority of said firm as experts in auditing and accounting. In such financial statements, Moore Stephens, P.C., has relied on the report dated April 12, 1996, of Kingston Smith, Chartered Accountants, (incorporating and formally Letchfords) with respect to the financial statements of Whitney Group (Europe) Limited, given on the authority of said firm as experts in auditing and accounting.

      The combined financial statements of Irene Cohen Temps, Inc., and Certified Technical Staffing, Inc., at December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, and the combined financial statements of Irene Cohen Personnel, Inc., and Corporate Staffing Alternatives, Inc., at December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, also incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      [Outside Back Cover]

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

TABLE OF CONTENTS

Page
AVAILABLE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THE COMPANY

RISK FACTORS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

LEGAL OPINION AND EXPERTS

                        3,364,711 SHARES

               HEADWAY CORPORATE RESOURCES, INC.

                 COMMON STOCK ($.0001 Par Value)

                           PROSPECTUS

                   ____________________, 1996

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       SEC  Registration  Fee                                   $
3,915.83
                  NASD              Registration              Fee
1,635.59
              Blue         Sky         Registration          Fees
10,000.00
                              Legal                          Fees
70,000.00
                            Auditors'                        Fees
50,000.00
             Printing        and        Engraving        Expenses
10,000.00
                                                    Miscellaneous
10,000.00
                                                            Total
$155,551.42

All  of  the  above items are estimated except the SEC  and  NASD
Registration Fees.

Item 15.  Indemnification of Directors and Officers.


         Section 145 of the General Corporation Law of the state of Delaware provides in relevant part as follows:

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Company's certificate of incorporation provides that the Company may indemnify to the full extent of its power to do so under Delaware law. Consequently, the Company intends to indemnify its officers, directors, employees, and agents to the full extent permitted by the statute noted above.

      As permitted by section 102 of the General Corporation Law of Delaware, the Company's certificate of incorporation contains the following provision:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to officers and directors of the Company the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer or director in the successful defense of any action, suit, or proceeding) is asserted by such officer or director in connection with the securities being registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. (See "ITEM 17. UNDERTAKINGS.")

Item 16.  Exhibits.



Exhibit     SEC    Ref.  Title of Document                Location
No.         No.
1           (3)(i)       Articles of Incorporation,       Initial
                           as amended (AFGL)              Filing

1.1         (3)(i)       Certificate of Incorporation,    This
                           Headway Corporate Resources,   Filing
                           Inc.

2           (3)(ii)      By-Laws, as amended (AFGL)       Initial
                                                          Filing

2.1         (3)(ii)      By-Laws, Headway Corporate       This
                           Resources, Inc.                Filing

3           (4)          Series A Convertible Preferred   Initial
                           Stock Designation              Filing

4           (4)          Series B Convertible Preferred   Initial
                           Stock Designation              Filing

5           (4)          Series B Convertible Preferred   Initial
                                 Stock       Designation  Filing
                         (Correction)
5.1         (4)          Certificate of Designation       This
                           of Preferred Stock, Headway    Filing
                           Corporate Resources, Inc.

6           (4)          Form    of    Stock    Purchase  Initial
                         Agreement                        Filing
                           with purchasers of Series D
                            Convertible Preferred  Stock
                         (2)
7           (4)          Form of Registration Rights      Initial
                           Agreement with purchasers of   Filing
                              Series    D    Convertible
                         Preferred
                           Stock (2)
8           (4)          Form of Warrant to be issued to  Initial
                           purchasers of Series D         Filing
                            Convertible Preferred  Stock
                         (3)
9           (4)          Warrant of Ehud D. Laska         Initial
                           dated December 23, 1993        Filing

10          (4)          Warrant of Ehud D. Laska         Initial
                           dated November 10, 1994        Filing

11          (4)          Warrant of Richard S. Frary      Initial
                           dated December 23, 1993        Filing

12          (4)          Warrant of Richard S. Frary      Initial
                           dated November 10, 1994        Filing

13          (4)          Warrant of Joel A. Mael          Initial
                           dated December 23, 1993        Filing

14          (4)          Warrant of Joel A. Mael          Initial
                           dated November 10, 1994        Filing

15          (4)          Warrant of Karen J. Furst        Initial
                           dated December 23, 1993        Filing

16          (5)          Opinion of Lehman, Jensen &      This
                           Donahue, L.C.                  Filing

17          (23)         Consent of Lehman, Jensen &      This
                           Donahue, L.C.                  Filing


18          (23)         Consent of More Stephens P.C.    This
                           (formerly Mortenson and        Filing
                           Associates, P.C.)

19          (23)         Consent of Ernst & Young LLP     This
                                                          Filing

20          (23)         Consent of Kingston Smith,       This
                         Chartered Accountants            Filing
                         (incorporating and formally
                         Letchfords)

21          (24)         Power of Attorney (4)            This
                                                          Filing

22          (99)         Warrant of Ehud D. Laska         Initial
                           dated July 22, 1996            Filing

23          (99)         Warrant of Ziad K. Abdelnour     Initial
                           dated July 22, 1996            Filing

24          (99)         Warrant  of The Tail Wind  Fund  Initial
                         Ltd.                             Filing
                           dated April 8, 1996
25          (99)         Warrant  of The Tail Wind  Fund  Initial
                         Ltd.                             Filing
                           dated July 19, 1996
26          (2)          Stock Purchase Agreement dated   Fm8-K
                           April 10, 1996 (1)             Ex#1

27          (2)          Asset Purchase Agreement dated   Fm8-K
                           May 31, 1996 (1)               Ex#2

28          (4)          Series    C    8%   Convertible  Fm8-K
                         Preferred                        Ex#3
                           Stock Designation (1)
29          (4)          Series    D    8%   Convertible  Fm8-K
                         Preferred                        Ex#4
                           Stock Designation (1)
30          (4)          Series E Convertible Preferred   Fm8-K
                           Stock Designation (1)          Ex#5

31          (4)          Credit Agreement dated           Fm8-K
                           May 31, 1996 (1)               Ex#6

32          (4)          Revolving  Note dated  May  31,  Fm8-K
                         1996                             Ex#7


33          (4)          Term Note dated May 31, 1996     Fm8-K
                                                          Ex#8

34          (4)          Security Agreement dated         Fm8-K
                           May 31, 1996                   Ex#9

35          (4)          Warrant Agreement dated          Fm8-K
                           May 31, 1996                   Ex#10

36          (4)          Registration Rights Agreement    Fm8-K
                           dated May 31, 1996             Ex#11


(1) Each of these exhibits are included in the Company's current report on Form 8-K, dated May 31, 1996, and filed with the Commission on June 14, 1996, and are incorporated herein by this reference. The reference under the column "Location" is to the exhibit number in the report on Form 8-K.

(2)   These exhibits are the forms of the agreements entered into between  the  Company and purchasers of the  Company's  Series  D
Convertible   Preferred   Stock,  all   of   whom   are   Selling
Stockholders.

(3)   This  is  the  form  of warrant to  be  issued  to  Selling
Stockholders  who  are holders of Series D Convertible  Preferred
Stock on conversion of the Series D Convertible Preferred Stock.

(4) The power of attorney is located under Part II of this registration statement under the caption "Signatures", below.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material
information  with  respect  to  the  plan  of  distribution   not
previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

      (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on November 19, 1996.
                              HEADWAY CORPORATE RESOURCES, INC.

                              By: Barry S. Roseman, President
                                  (Signature)

                        Power of Attorney

     Each person whose signature appears below hereby constitutes and appoints Gary S. Goldstein, and Barry S. Roseman, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 1996.

Signature                          Title

Gary S Goldstein                        Principal Executive
(Signature)                        Officer, and Director

Barry S Roseman                         Principal Financial and
(Signature)                        Accounting Officer, and
                                   Director

Edward E. Furash                        Director
(Signature)

Ehud D. Laska                      Director
(Signature)

G. Chris Andersen                  Director
(Signature)

Richard B. Salomon                 Director
(Signature)